                                                                   Exhibit 10.10

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                  EXECUTION COPY

                       COMMERCIAL MANUFACTURING AGREEMENT

THIS MANUFACTURING AGREEMENT (the "Agreement") is made and entered into this 25th day of July, 2005 (the "Closing Date"), by and between AAI DEVELOPMENT SERVICES, A DIVISION OF AAIPHARMA INC. ("AAI DS") having a place of business at 2320 Scientific Park Dr., Wilmington, NC 28405 and XANODYNE PHARMACEUTICALS, INC., a Delaware corporation ("Purchaser") having a place of business at 7300 Turfway Road, Suite 300, Florence, KY 41042.

                                   BACKGROUND

     A. On May 10, 2005, aaiPharma, Inc., aaiPharma, LLC, AAI DS, and each of the other Debtors (as defined in the Sale Order) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Cases").

     B. The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     C. aaiPharma Inc., aaiPharma LLC and Purchaser have entered into that certain Asset Purchase Agreement dated as of the 6th day of May, 2005, as amended as of June 7, 2005 and July 18, 2005 (the "APA").

     D. It is a condition precedent to the closing of the transactions contemplated by the APA that the parties enter into this Agreement.

     E. Subject to the terms and conditions contained in this Agreement, Purchaser desires to engage the services of AAI DS to Manufacture the Products (each as defined below) for subsequent commercial distribution by Purchaser.

     F. AAI DS is willing to undertake such Manufacture for Purchaser according to the terms and conditions provided for in this Agreement.

     NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual covenants of the parties hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the APA. The following words, terms and phrases, when used herein, shall have the following respective meanings:

     1.1 "AAI DS" shall have the meaning set forth in the preamble.

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     1.2 "AAI DS INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 8.1.

     1.3 "APA" shall have the meaning set forth in Paragraph C of the Background Statement.

     1.4 "API" shall mean the active pharmaceutical ingredient with respect to each Product.

     1.5 "ACT" shall mean the United States Food, Drug and Cosmetic Act, (21 U.S.C. 301 et seq.) as amended from time to time, and the regulations promulgated thereunder.

     1.6 "ADDITIONAL PRODUCTS" shall mean the Lifecycle Products and the New Products with respect to which AAI DS has Manufacturing rights under Section 3.1 herein.

     1.7 "AGREEMENT" shall have the meaning set forth in the preamble.

     1.8 "APPLICABLE DEA QUOTA FORECAST" shall have the meaning set forth in
Section 4.7.

     1.9 "BATCH" shall mean a specific quantity of material produced in a contiguous process or series of processes that is expected to be homogeneous within specified limits. The Batch size for each Initial Product is set forth in Exhibit A attached hereto and incorporated herein by reference.

     1.10 "CGMP" shall mean the FDA's current Good Manufacturing Practice requirements as promulgated under the Act at 21 CFR (parts 210 and 211), and as further defined by FDA guidance documents, as such may be amended from time to time.

     1.11 "CLOSING DATE" shall have the meaning set forth in the preamble.

     1.12 "COGS" shall have the meaning set forth in Section 5.2.

     1.13 "COMMERCIALIZE" or "COMMERCIALIZATION" shall mean, with respect to a Product, the marketing, promotion, sale and distribution of such Product.

     1.14 "DEA QUOTA" shall have the meaning set forth in Section 4.7.

     1.15 "FIRM COMMITMENT" shall have the meaning set forth in Section 4.1.

     1.16 "FIRM FORECAST" shall have the meaning set forth in Section 4.1.

     1.17 "FIRM ORDER" shall have the meaning set forth in Section 4.2(b).

     1.18 "INDEMNIFICATION CLAIM" shall have the meaning set forth in Section 8.3(h).

     1.19 "INITIAL PRODUCTS" shall mean those pharmaceutical products listed on Exhibit B attached hereto and incorporated herein by reference and only in those dosage forms and presentations listed on Exhibit B.


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     1.20 "INITIAL TERM" shall have the meaning set forth in Section 9.1.

     1.21 "LONG-TERM FORECAST" shall have the meaning set forth in Section 4.1.

     1.22 "LOSSES" shall have the meaning set forth in Section 8.1.

     1.23 "MANUFACTURE/MANUFACTURING" shall mean the manufacture, processing, packaging, labeling (subject to Section 3.7), quality control and testing of the Products performed prior to their delivery by AAI DS in accordance with the terms of this Agreement.

     1.24 "MARKETING AUTHORIZATIONS" shall mean the United States new drug application or abbreviated new drug application, as applicable, for the Product(s).

     1.25 "MATERIAL CHANGE" shall have the meaning set forth in Section 3.3.

     1.26 "MAXIMUM PURCHASE QUANTITY" shall mean, with respect to each Initial Product other than the methadone hydrochloride Product, [**] Batches of such Initial Product in a calendar month, with respect to the methadone hydrochloride Product, [**] Batches in a calendar month, and, with respect to each Additional Product, the quantity of such Additional Product agreed to in writing by the Parties.

     1.27 "MINIMUM ORDER REQUIREMENT" shall have the meaning set forth in
Section 4.2(a).

     1.28 "PARTIES" shall mean Purchaser and AAI DS.

     1.29 "PARTY" shall mean each of Purchaser, on the one hand, and AAI DS, on the other hand.

     1.30 "PRODUCT(S)" shall mean the Initial Products and the Additional Products.

     1.31 "PURCHASE PRICES" shall have the meaning set forth in Section 5.1.

     1.32 "PURCHASER" shall have the meaning set forth in the preamble.

     1.33 "PURCHASER INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 8.2.

     1.34 "QUALITY AGREEMENT" shall have the meaning set forth in Section 6.5.

     1.35 "RAW MATERIALS" shall mean any excipient and component materials used to Manufacture the Products, but excluding the API.

     1.36 "RECALLS" shall have the meaning set forth in Section 6.4(b).

     1.37 "RENEWAL PERIOD" shall have the meaning set forth in Section 9.1.

     1.38 "SPECIFICATIONS" shall mean the specifications for the Initial Products set forth in Exhibit C attached hereto and incorporated herein by reference.


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     1.39 "TERM" shall have the meaning set forth in Section 9.1.

     1.40 "TERRITORY" shall mean the United States, its territories and possessions.

                                    ARTICLE 2
                 LICENSE GRANT TO AAI DS TO MANUFACTURE PRODUCT

     2.1 GRANT. Purchaser hereby grants to AAI DS during the Term of this Agreement a nonexclusive, royalty-free right to Manufacture the Products in the Territory and to use any and all of Purchaser's licenses, trademarks, regulatory data and/or technical information, Know How and Confidential Information of Purchaser related to the Products (including, without limitation, the Purchased Intellectual Property and the Licensed Intellectual Property) for the purpose of AAI DS carrying out its obligations hereunder, subject to the conditions of this Agreement. The Manufacturing rights shall also include a non-exclusive, royalty-free sublicense of the Azathioprine Product Assets to the extent exclusively licensed to Purchaser under the APA.

     2.2 MARKETING AUTHORIZATIONS. Purchaser shall maintain the Marketing Authorizations in full force and effect at all times. Upon request by Purchaser, AAI DS shall use commercially reasonable efforts to assist Purchaser in connection therewith; provided that, in exchange, Purchaser will pay AAI DS its standard fees and expenses therefor.

                                   ARTICLE 3
                                  MANUFACTURING

     3.1 ENGAGEMENT.

     (a) During the Term of this Agreement and subject to the terms and conditions set forth herein, Purchaser agrees to purchase from AAI DS, and AAI DS agrees to supply, one hundred percent (100%) of Purchaser's requirements for the Initial Product(s) for Commercialization in the Territory. Notwithstanding the foregoing, Purchaser shall be entitled, at its sole cost and expense, to qualify other manufacturer(s) to manufacture Initial Products solely for the purpose of such manufacturer(s) supplying Purchaser with quantities of Initial Product that AAI DS is unable to supply (i) in breach of this Agreement, (ii) pursuant to Section 4.2(e), or (iii) during events of force majeure.

     (b) No later than [**] months prior to the commercial launch of an Additional Product, the Purchaser shall offer in writing to AAI DS the option to Manufacture such Additional Product. AAI DS shall accept or reject any such offer to Manufacture such Additional Product in writing (an "Option Election Notice") within [**] days of receipt of Purchaser's offer. If AAI DS elects to Manufacture such Additional Product, the parties shall enter into a contract on terms that are substantially similar to those set forth in this Agreement, pursuant to which the Purchaser will agree to purchase from AAI DS, and AAI DS will agree to supply, one hundred percent (100%) of Purchaser's requirements for such Additional Product for Commercialization in the Territory and containing specific terms relating to such Additional Product, including Purchase Prices, Batch Size and applicable Maximum Purchase Quantities. Notwithstanding the foregoing, Purchaser shall be entitled, at its sole cost and expense, to qualify other manufacturer(s) to manufacture Additional Products solely for the purpose of such manufacturer(s) supplying Purchaser with quantities of Additional Product that AAI DS is unable


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to supply (i) in breach of this Agreement, (ii) pursuant to Section 4.2(e), or
(iii) during events of force majeure. If the parties are unable to agree on the specific terms upon which AAI DS will Manufacture any such Additional Product for Purchaser within [**] days after Purchaser's receipt of the applicable Option Election Notice, Purchaser may contract with a third party to Manufacture such Additional Product, but only on terms that are more favorable to Purchaser than AAI DS' offer. If, pursuant to this paragraph (b), AAI DS elects not to Manufacture an Additional Product for the Purchaser, then the Purchaser shall have the right to contract with any third party for the Manufacture of such Additional Product.

     (c) Notwithstanding the foregoing, to the extent the Purchaser intends to Commercialize a Product in a jurisdiction outside the Territory, for purposes of such Product only, the term "Territory" shall be expanded to include such jurisdiction provided that AAI DS agrees in writing and AAI DS is or becomes compliant with all laws, regulations and other legal and industry requirements applicable to the Manufacture of such Product for subsequent Commercialization of such Product in such jurisdiction.

     3.2 MANUFACTURE OF COMMERCIAL DRUG PRODUCT. Subject to the terms and conditions contained herein, AAI DS shall Manufacture, hold, handle and ship all Product Manufactured pursuant to this Agreement (a) in accordance with the Specifications, this Agreement and the Quality Agreement, and (b) in material compliance with CGMP applicable to the Manufacturing of the Product to be Commercialized in the Territory.

     3.3 AAI DS CHANGES TO MANUFACTURING PROCESS. Except as required by Applicable Law or CGMP, AAI DS shall not Materially Change the Manufacturing process of a Product or change the facility where a Product is Manufactured that requires a change to a Marketing Authorization without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. AAI DS shall notify Purchaser of all material changes, including Material Changes required by Applicable Law, as soon as practicable after AAI DS learns of such change. A "Material Change" is one that requires a submission to the FDA prior to being implemented.

     3.4 PURCHASER REQUESTED CHANGES. Purchaser shall inform AAI DS in writing of any proposed modifications to the Specifications or the Manufacturing process. Any proposed change shall require AAI DS' prior written consent, which consent shall not be unreasonably withheld or delayed. AAI DS shall make changes it agrees to as promptly as practicable; provided, however, that such changes comply with Applicable Law, CGMP and the Marketing Authorizations.

     3.5 COSTS OF CHANGES. Unless otherwise agreed by the parties, any and all direct costs associated with changes requested by AAI DS and changes required by Applicable Law that apply generally to AAI DS' facility where the applicable Manufacturing occurs shall be borne by AAI DS. Unless otherwise agreed by the parties, any and all direct costs associated with all other changes, including, without limitation, changes requested by Purchaser, changes required by Applicable Laws that apply specifically to a Product, and changes required by a change to a Marketing Authorization, shall be borne by Purchaser (collectively, the "Other Changes"). If the change is an Other Change, (i) the Purchase Prices shall be adjusted by the change in AAI DS' cost of Manufacture of the Product caused by such Other Change, plus an amount necessary to maintain AAI DS' profit margin on such Product (with such profit margin calculated as the percentage markup of the Purchase Price over COGS for such Product), and (ii) Purchaser shall reimburse AAI DS for costs, expenses or losses associated with write-offs, obsolescence and/or destruction of any work in process or finished inventory resulting from any such Other Change.

     3.6 NOTIFICATION AND APPROVAL OF CHANGES. Purchaser shall have sole responsibility for obtaining any and all necessary regulatory approvals from the FDA for changes to the Specifications and the Marketing Authorizations for the Products other than the Azathioprine Product and for reporting any changes to such Specifications and the Marketing Authorizations to the FDA as appropriate; and AAI DS shall have such responsibility with respect to the Azathioprine Product. Upon request by Purchaser, AAI DS shall use commercially reasonable efforts to assist Purchaser in obtaining any such approvals; provided that Purchaser will pay AAI DS its standard fees and expenses therefor.

     3.7 LABELING. Purchaser shall be responsible for the labeling to be used on each Product and the packaging thereof, including any changes to such labels; provided that Purchaser shall ensure that all such labeling complies with Applicable Laws. AAI DS shall use the specified labeling (and only such labeling) on the Products, and shall not use such labeling on any other product. Any Purchaser-directed change to a Product label shall be implemented by AAI DS as soon as reasonably practicable following AAI DS' receipt of written notification of such label changes. Purchaser shall reimburse AAI DS for costs incurred in connection with any such label changes, including without limitation, the costs of obsolescence of goods-in-process, packaging materials and supplies and finished goods not suitable for Commercializing in the Territory due to such label changes.

     3.8 FINISHED PRODUCT RELEASE. AAI DS will provide the Purchaser with a Certificate of Analysis and such manufacturing documents as are necessary for Purchaser to release each lot of Product for human use. The Purchaser shall be responsible for the final release of Product for human use.

     3.9 RAW MATERIALS AND API. AAI DS shall purchase at its own expense and for its own account all Raw Materials, API, packaging components and other items of any nature whatsoever that AAI DS may use to Manufacture the Products. Except as otherwise agreed to between the Parties, all right, title and interest in and to these items, and in and to all work-in-process incorporating these items, shall remain the sole property of AAI DS until Products incorporating such items are delivered to Purchaser.

                                    ARTICLE 4
                   FORECASTS, ORDERS, DELIVERY AND ACCEPTANCE

     4.1 FORECASTING. On or before the Closing Date, Purchaser shall have provided AAI DS with a written good faith forecast estimating Purchaser's quarterly requirements (broken out on a month-to-month basis) of each Initial Product for each of the first [**] calendar quarters during the Term. In addition, on or before the Closing Date, Purchaser shall have provided, and thereafter not later than [**] days prior to the commencement of each calendar quarter during the Term, Purchaser shall provide, AAI DS with rolling [**] quarter forecasts estimating Purchaser's quarterly requirements (broken out on a month-to-month basis) of each Product that shall cover the succeeding [**] quarter period (or the period until the expiration of the Term, if shorter) (each such forecast, the "Long-Term Forecast"). Except as set forth in Sections 4.2(a) and 4.2(b), the Long-Term Forecast shall not be binding on either Party, but the [**] calendar quarter of a Long-Term Forecast shall be a "Firm Commitment" with respect to each Product and the [**] calendar quarter of a Long-Term Forecast shall be a "Firm Forecast" with respect to each Product.

     4.2 FIRM COMMITMENTS.

     (a) Each Firm Commitment shall be a binding commitment for the quantities of each Product forecasted for the [**] calendar quarter of the Long-Term Forecast. The quantity of each Product specified in any Firm Commitment for delivery to, and purchase by, Purchaser in any calendar quarter shall not be less than 80% of the quantities forecasted for such quantities when it was the applicable Firm Forecast (the "Minimum Order Requirement"). Notwithstanding anything in this Agreement to the contrary, in no event shall Purchaser purchase less than [**] kilograms of azathioprine API during a calendar year, which shall be (i) used in the Manufacture of Azathioprine Product under this Agreement or
(ii) delivered to Purchaser or as otherwise directed by Purchaser in accordance with this Agreement; provided, however, that in no event shall Purchaser be required to purchase any azathioprine API if [**] kilograms of azathioprine API were used in the Manufacture of Azathioprine Product for Purchaser, and AAI DS shall only invoice Purchaser for unused azathioprine API, if any, following the end of such calendar year.

     (b) With respect to each Firm Commitment, Purchaser shall submit to AAI DS binding written purchase orders (a "Firm Order") no later than [**] days prior to the requested delivery dates confirming the quantity of each Product ordered (which shall be in full Batch quantities), the requested delivery dates (which delivery dates shall not exceed [**] times per calendar quarter and shall be on a Business Day), the destinations and such other information as AAI DS may find reasonably necessary to Manufacture the ordered Products.

     (c) If Purchaser fails to order and purchase the Minimum Order Requirement, then within [**] days following the end of the quarter in which the Minimum Order Requirement was not met, Purchaser shall pay to AAI DS the difference between: (i) the Purchase Price for the applicable Minimum Order Requirement, and (ii) the Purchase Price that was paid by Purchaser for the quantity ordered.

     (d) AAI DS shall Manufacture and deliver the quantity of a Product specified in the Firm Commitment and related purchase orders. Notwithstanding the foregoing, with respect to a Product, in no event shall AAI DS be required in any month to deliver more than the lesser of (i) the Maximum Purchase Quantities for such Product, or (ii) as applicable, (x) [**]% of the quantities of such Product in the applicable Firm Forecast if such Product is the methadone hydrochloride Product or (y) or [**]% of the quantities in the applicable Firm Forecast if such Product is a Product other than the methadone hydrochloride Product, but AAI DS shall use its commercially reasonable and good faith efforts to deliver quantities in excess of [**]% or [**]%, as applicable, of the applicable Firm Forecast when such quantity is less than the Maximum

Purchase Quantity. The Firm Commitments shall be delivered in accordance with
Section 4.4 to such location as Purchaser designates in writing to AAI DS from time to time.

     (e) Notwithstanding anything in this Agreement to the contrary, AAI DS will not be required to Manufacture and deliver to Purchaser more Product than AAI DS is permitted to manufacture and sell by the DEA through its quota system or otherwise under Applicable Law.

     4.3 CHANGES IN ORDERS. AAI DS shall exercise its commercially reasonable efforts to comply with any proposed amendments to accepted Firm Orders that Purchaser may request, but AAI DS shall not be liable in any way for its inability to do so. Firm Orders may be amended only by mutual agreement of the parties and such amendments shall not affect the Minimum Order Requirement.

     4.4 DELIVERY. AAI DS shall use commercially reasonable efforts to deliver Product within ten (10) Business Days of the delivery date requested in the applicable Firm Order. All Product(s) shall be shipped F.O.B. AAI DS' manufacturing facility. Title and risk of loss of Product shall pass to Purchaser upon such shipment. AAI DS shall be responsible for arranging the shipment of the Product(s) from AAI DS' manufacturing facility to its final destination, using Purchaser's preferred carrier as Purchaser designates in writing to AAI DS from time to time; provided, however, that Purchaser must provide AAI DS with reasonable evidence (e.g. a copy of the current DEA registration for the destination) that such destination is authorized to handle the Product. Notwithstanding anything to the contrary in this Agreement, Purchaser acknowledges and agrees that AAI DS shall have no obligation to release Product for shipment to any destination for which Purchaser has not provided adequate evidence of authorization as required in this Section 4.4. All shipping costs and Taxes associated with the sale to Purchaser of Products hereunder will be for the account and expense of Purchaser.

     4.5 ACCEPTANCE OF DELIVERED PRODUCTS. Purchaser will have sixty (60) days from delivery to inspect and test Products for noncompliance with the applicable Specifications and will only be able to reject or revoke acceptance of Products for noncompliance with Specifications if Purchaser notifies AAI DS in writing within such 60 day period. Products not rejected in the 60 day period for noncompliance with Specifications shall be deemed accepted. Notwithstanding anything to the contrary herein, AAI DS shall not be responsible for damages to Product during shipment, and in no event shall AAI DS be responsible for noncompliance with Specifications for Product that met Specifications at time of delivery F.O.B. AAI DS' manufacturing facility. In the event that Purchaser legitimately rejects Product(s), AAI DS shall use commercially reasonable efforts (but within 60 days after AAI DS' receipt of Purchaser's notice of noncompliance) to replace the defective Product(s) and shall credit Purchaser for return of such Product(s). If Purchaser and AAI DS do not agree whether the Product(s) failed to meet applicable Specifications at the time of delivery F.O.B. AAI DS' manufacturing facility, such Products shall be submitted for testing to an independent laboratory of national reputation acceptable to both Parties for the purpose of determining the results. Any determination by such laboratory shall be final and binding upon the parties hereto. The expenses associated with such analyses shall be borne by the party whose position was not substantiated by such testing.

     4.6 NON-CONFORMING PRODUCT(S). Notwithstanding any other provisions of this Agreement, Purchaser agrees, if so requested by AAI DS, to return to AAI DS any Product(s) that fail to meet Specifications or otherwise to dispose of such Product(s) as AAI DS may direct, each at AAI DS' expense.

     4.7 DEA QUOTA. As soon as commercially reasonable after Purchaser's submission of its first forecast to AAI DS, AAI DS will submit a request to the DEA for a DEA quota related to applicable Products ("DEA Quota") for calendar years 2005 and 2006 based on such forecast. Thereafter, except as provided for herein, AAI DS will submit timely requests for a DEA Quota from the DEA for each subsequent calendar year during the Term based upon each Long-Term Forecast submitted by Purchaser on or before January 1 of the calendar year preceding the calendar year for which the DEA Quota request is submitted (the "Applicable DEA Quota Forecast"). For purposes of submitting a request for DEA Quota, AAI DS will submit the request for [**] percent ([**]%) of the quantity forecasted in the Applicable DEA Quota Forecast. In the event the DEA requires additional information (including, but not limited to, firm purchase orders) in order to grant DEA Quota, Purchaser agrees to cooperate in good faith with AAI DS to obtain such DEA Quota to enable the Manufacture of the Products.

                                    ARTICLE 5
                             PRICE, TERMS OF PAYMENT

     5.1 PURCHASE OF PRODUCT(S). The initial prices to be paid for the Initial Products by Purchaser to AAI DS shall be set forth in Exhibit D attached hereto and incorporated herein by reference (the "Purchase Prices"). The Purchase Prices are in United States dollars, and are exclusive of applicable Taxes. Purchaser shall be responsible for the payment of any and all Taxes applicable to the Products and services described herein.

     5.2 PRICE CHANGE; NOTICE. AAI DS may increase the Purchase Prices effective as of each January 1 during the Term by the amount equal to the sum of (i) AAI DS' increase in API and Raw Materials ("COGS") and (ii) the percentage change in the Producers Price Index, Drugs and Pharmaceuticals, Preparations, ethical (prescription) (Code 0635) (or any comparable successor index as mutually agreed to by the Parties in writing) during the twelve month period ending on the September 30 immediately preceding the January 1 Purchase Price adjustment. Upon request by Purchaser, AAI DS shall provide reasonable documentation that reflects the increase in cost of COGS. AAI DS shall provide written notification of any increase in the Purchase Prices by the November 1 prior to the January 1 effective date of the increase in Purchase Prices. In the event that the price of Raw materials or API increase by more than [**]%, the Parties agree to discuss in good faith additional price increases. Such a price increase, if any, would be in addition to the annual price increase.

     5.3 INVOICES. AAI DS shall invoice Purchaser for the Products at the time of delivery, and Purchaser shall pay each such invoice, in United States dollars, within thirty (30) days after its receipt of invoice. Purchaser shall make no setoff or deduction of any kind from any payments due to AAI DS unless Purchaser receives written authorization from AAI DS authorizing such setoff or deduction.

     5.4 Any amounts payable to Purchaser hereunder, including, without limitation, claims for indemnification, shall be administrative expense priority claims in the Bankruptcy Cases pursuant to Sections 503 and 507(a)(1) of the Bankruptcy Code.

     5.5 The obligations of AAI DS under this Agreement shall not be discharged by entry of an order confirming a plan of reorganization in the Bankruptcy Cases and, pursuant to section 1141(d)(4) of the Bankruptcy Code, AAI DS has waived such discharge.

                                    ARTICLE 6
                           REGULATORY MATTERS; RECORDS

     6.1 ANNUAL REVIEW AND STABILITY TESTING. AAI DS will conduct an annual product review for the Products and upon completion of such review will forward a copy to Purchaser. The Parties agree that AAI DS' Manufacturing process and the Purchase Prices do not include stability testing. Stability testing services and the fees thereof shall be governed by that certain Master Services Agreement between the Parties of even date herewith.

     6.2 ACCESS TO AAI DS' FACILITIES BY PURCHASER REPRESENTATIVES. Upon reasonable prior written notice, and during normal business hours, and at mutually agreed upon times, AAI DS will permit Purchaser to inspect AAI DS' Manufacturing facilities once per calendar year to ensure CGMP compliance, unless product quality issues require further action as reasonably determined by Purchaser. Such audits shall be performed in a manner that does not unreasonably interfere with AAI DS' conduct of business. Purchaser representatives conducting such audits shall follow all security and facility access procedures as are reasonably required by AAI DS. The Parties agree to use commercially reasonable efforts to resolve any quality issues discovered during such inspections and agree that the results of such inspections shall be subject to the confidentiality provisions in Section 8.9(d) of the APA (as incorporated herein pursuant to Section 10.1).

     6.3 INSPECTIONS BY GOVERNMENTAL OR REGULATORY AUTHORITY. AAI DS shall be responsible for handling and responding to any FDA or other Governmental Body inspections or inquiries received by Purchaser or AAI DS regarding the Manufacturing of the Product(s) during the Term. Each Party shall promptly notify the other regarding any such inquiries. AAI DS shall provide to Purchaser and any Governmental Body any information reasonably requested by Purchaser and/or such Governmental Body concerning any governmental inspection related to the Product(s) (with all information provided to Purchaser being subject to the confidentiality provisions in Section 8.9(d) of the APA (as incorporated herein pursuant to Section 10.1) and with AAI DS being able to redact any information provided to Purchaser to remove third party confidential information that does not relate to the Product(s)). Purchaser agrees to fully cooperate with and assist AAI DS in fulfilling its obligations pursuant to this Section 6.3.

     6.4 COMPLAINTS, RECALLS, AND INSURANCE

     (a) COMPLAINTS. Product complaints received by Purchaser with respect to Product Manufactured by AAI DS hereunder shall be faxed to AAI DS within five Business Days after receipt to:

     AAI Development Services
     Attention: Corporate Quality
     2320 Scientific Park Dr.

     Wilmington, NC 28405
     Facsimile No.: 910-815-2381

As more fully described in the Quality Agreement, AAI DS shall investigate all complaints directly associated with the Manufacture of Product(s) and shall provide an update every 30 days and a report to Purchaser regarding its investigation and any conclusions. Purchaser shall investigate all other complaints associated with the Product(s).

     (b) RECALL PROCEDURES. Except as otherwise set forth in the APA, Purchaser shall be solely responsible and liable for conducting all voluntary and involuntary recalls, stop sales, field alerts, market withdrawals or other related actions (collectively "Recalls") of units of any Products other than the Azathioprine Product, and AAI DS shall be solely responsible and liable for conducting all Recalls of units of Azathioprine Product; provided, however, that, subject to Purchaser's compliance with this Section 6.4(b), AAI DS shall reimburse Purchaser for all of its reasonable out-of-pocket costs and expenses, including, but not limited to, notification, shipping and handling charges and amounts refunded or credited to customers incurred in respect of any Recalls relating to Product(s) that do not meet the Specifications due to AAI DS' failure to perform its obligations under this Agreement, and Purchaser shall reimburse AAI DS for all of its reasonable out-of-pocket costs and expenses, including, but not limited to, notification, shipping and handling charges and amounts refunded or credited to customers incurred in respect of any Recalls relating to Azathioprine Product that met the Specifications as of the time of delivery F.O.B. AAI DS's manufacturing facility. In addition to the foregoing, in the event a Product is Recalled as a result of a noncompliance of the Product with the applicable Specifications as of the time of delivery F.O.B. AAI DS's manufacturing facility, as conclusively determined by an independent third party mutually acceptable to the parties, AAI DS shall pay for the replacement cost of such Product that is Recalled. Purchaser shall reasonably consult with AAI DS and take into consideration AAI DS' reasonable recommendations regarding such Recalls of Product other than the Azathioprine Product; provided, that Purchaser shall not be required to consult with AAI DS in advance to the extent exigent circumstances preclude prior consultation. In addition, Purchaser shall use commercially reasonable efforts to mitigate the costs and expenses associated with any such Recall.

     (c) INSURANCE. At all times from the Closing Date and thereafter for so long as it customarily maintains insurance for itself for similar products and activities (but in any event no less than six years following the termination of this Agreement), both Purchaser and AAI DS shall each maintain, or self-insure for, products liability insurance in an amount of not less than $15,000,000 annual aggregate. Each Party shall name the other Party as a vendor under the Broad Form Vendor Endorsement under its policy, and shall also provide the other Party with such evidence thereof as is reasonably requested by the other Party from time to time.

     6.5 QUALITY AGREEMENT. The Parties shall enter into a quality agreement acceptable by both Parties (the "Quality Agreement") as soon as practicable after the Closing Date, but in any event not later than sixty (60) days after the Closing Date. The Quality Agreement shall cover certain quality and regulatory matters not fully covered in this Agreement; provided, however, that in the event of conflict between the terms of this Agreement and the Quality Agreement, the terms of this Agreement shall govern.

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

     7.1 REPRESENTATIONS AND WARRANTIES OF AAI DS. AAI DS hereby represents and warrants as follows:

     (a) As of delivery to Purchaser F.O.B. AAI DS' manufacturing facility, all Product(s) delivered to Purchaser during the Term of the Agreement: (i) shall have been Manufactured by AAI DS in accordance with the Specifications and material compliance with this Agreement, the Quality Agreement, the Marketing Authorizations and CGMP, in each case, as in effect at the time of Manufacture,
(ii) assuming compliance by Purchaser with Section 3.7, shall not be adulterated or misbranded within the meaning of the Act, and (iii) shall not have been Manufactured by AAI DS in violation of any Applicable Law in any material respect.

     (b) Upon delivery to Purchaser F.O.B. AAI DS' manufacturing facility, AAI DS shall convey good title to all Product(s) so delivered to Purchaser.

     (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within AAI DS' powers and have been duly authorized by the Bankruptcy Court and by all necessary action on the part of AAI DS. This Agreement has been duly executed and delivered by AAI DS and, assuming the due execution and delivery hereof by Purchaser and approval by the Bankruptcy Court, constitutes legal, valid and binding obligations of AAI DS, enforceable against AAI DS in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforcement of creditors' rights generally.

     (d) The execution, delivery and performance by AAI DS of this Agreement does not and will not (i) contravene or conflict with the organizational documents of aaiPharma Inc., (ii) contravene or conflict with or constitute a violation of any Applicable Laws, or (iii) breach or constitute a default under the provisions of any material contract, agreement or instrument to which it is a party or by which it is bound.

     (e) AAI DS is not debarred and has not and shall not knowingly and intentionally use in any capacity the services of any Third Person debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992.

     (f) AAI DS shall not seek to reject or modify this Agreement in the Bankruptcy Cases, including, without limitation, pursuant to any plan of reorganization or liquidation filed in the Bankruptcy Cases or any confirmation order entered in the Bankruptcy Cases and AAI DS shall not seek to modify this Agreement in any subsequent chapter 11 cases commenced under the Bankruptcy Code.

EXCEPT AS SET FORTH IN THIS SECTION 7.1, AAI DS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF

MERCHANTABILITY, INFRINGEMENT, TITLE OR FITNESS FOR A PARTICULAR PURPOSE.

     7.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants as follows:

     (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Purchaser's powers and have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution and delivery hereof by AAI DS and approval by the Bankruptcy Court, constitutes legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforcement of creditors' rights generally.

     (b) The execution, delivery and performance by Purchaser of this Agreement does not and will not (i) contravene or conflict with the organizational documents of Purchaser, (ii) contravene or conflict with or constitute a violation of any Applicable Laws, or (iii) breach or constitute a default under the provisions of any material contract, agreement or instrument to which it is a party or by which it is bound.

     (c) Purchaser shall comply in all material respects with all Applicable Laws relating to its Commercialization of the Product(s).

                                    ARTICLE 8
                                 INDEMNIFICATION

     8.1 BY PURCHASER. Purchaser hereby indemnifies AAI DS and its directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and assigns (collectively, the "AAI DS Indemnified Parties") against and agrees to hold each of them harmless from any and all losses, liabilities, obligations, damages, costs and expenses ("Losses") incurred by any AAI DS Indemnified Party to the extent based upon, attributable to or resulting from: (a) any misrepresentation or breach of warranty made by Purchaser in this Agreement, (b) any breach of any covenant or agreement made or to be performed by Purchaser pursuant to this Agreement, (c) any negligence or willful misconduct by a Purchaser Indemnified Party in connection with this Agreement, and (d) the handling, storage, shipment, labeling, and Commercialization of the Products, it being understood that Purchaser, by so indemnifying the AAI DS Indemnified Parties pursuant to this clause (d), agrees that it is responsible for all product liability claims associated with the Products other than to the extent arising out of AAI DS' breach of this Agreement, including but not limited to negligence on the part of AAI DS.

     8.2 BY AAI DS. AAI DS hereby indemnifies Purchaser and its directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and Permitted Assigns (collectively, the "Purchaser Indemnified Parties") against and agrees to hold each of them harmless from any and all Losses incurred by any Purchaser Indemnified Party to the extent based upon, attributable to or resulting from: (a) any misrepresentation or breach of warranty made by AAI DS in this Agreement, (b) any breach of any covenant or agreement made or to be performed by AAI DS pursuant to this Agreement, and (c) the negligence or willful misconduct by an AAI DS Indemnified Party in connection with this Agreement. NEITHER AAI DS NOR ITS AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING FOR LOST PROFITS), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     8.3 INDEMNIFICATION PROCEDURES.

     (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any Person in respect of which payment may be sought under Section 8.1 or Section 8.2 hereof (regardless of the limitations set forth in Section 8.2) "Indemnification Claim"), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Indemnification Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder; provided that the indemnifying party shall have acknowledged in writing to the indemnified party its unqualified obligation to indemnify the indemnified party as provided hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, it shall within twenty (20) Business Days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnified party defends any Indemnification Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Indemnification Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if
(i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 8.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party's willingness to accept the settlement offer and, subject to the applicable limitations of Section 8.2, pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such Indemnification Claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such Indemnification Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party declined to accept plus the Losses of the indemnified party relating to such Indemnification Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the indemnified party with respect to such Indemnification Claim. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

     (b) After any final judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within ten (10) Business Days after the date of such notice.

     (c) The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

     8.4 EXCLUSIVE REMEDY. From and after the Closing, the right to indemnification and other rights under this Article 8 shall constitute Purchaser's (and its Affiliates) and AAI DS' (and its Affiliates) sole and exclusive remedies with respect to any and all claims arising under or relating to this Agreement. In furtherance of the foregoing, each of Purchaser and AAI DS hereby waives, and shall cause any Affiliates to waive, from and after the Closing, to the fullest extent permitted by Applicable Law, any and all rights, claims and causes of action that they may have against any other Party or its Affiliates in connection with such transactions, except those arising under
Article 8.

                                    ARTICLE 9
                              TERM AND TERMINATION

     9.1 TERM OF THE AGREEMENT. Unless earlier terminated in accordance with this Article 9, this Agreement shall take effect and commence on the Closing Date and continue in effect for seven (7) years (the "Initial Term"). In addition, after the expiration of the Initial Term, the Agreement will automatically renew for consecutive two (2) year terms (each, a "Renewal Period") unless either of the Parties terminates this Agreement at the end of the Initial Term or any Renewal Period by providing the other Party with written notice at least twenty-four
(24) months prior to the end of the Initial Term or applicable Renewal Period. The Initial Term and all Renewal Periods shall be collectively referred to herein as the "Term."

     9.2 TERMINATION. Notwithstanding Section 9.1 herein, this Agreement may be terminated as follows:

     (a) immediately upon the delivery of written notice by one Party, if the other Party materially breaches any of the provisions of this Agreement and such breach is not cured within sixty (60) calendar days after receipt of written notice identifying such breach (or if cure has been commenced during such period, if it is not diligently prosecuted to completion);

     (b) immediately upon the delivery of written notice by one Party, if the other Party has been unable to perform its obligations hereunder for one hundred twenty (120) calendar days by reason of force majeure (as defined in Section 11.11); or

     (c) immediately if (i) the Bankruptcy Court enters an order in the Bankruptcy Cases appointing a trustee, examiner with expanded powers or responsible officer in the Bankruptcy Cases, (ii) any of the Bankruptcy Cases are converted to a case(s) under chapter 7 of the Bankruptcy Code or (iii) the Bankruptcy Cases are dismissed.

     9.3 EFFECT OF TERMINATION. Upon termination or expiration of this
Agreement:

     (a) Cessation of Activities. Except as provided in Section 9.3(d), AAI DS shall stop the Manufacturing of Products; each Party shall return to the other any Confidential Information of such other Party.

     (b) Reimbursement of Cost. Purchaser shall reimburse AAI DS for its full variable and fixed costs that AAI DS may have incurred in connection with the Manufacturing of the Products, including any Raw Materials and API purchased by AAI DS before the effective date of termination, that were reasonably required by AAI DS in order to meet Purchaser's requirements of Products as set out in any Firm Order or Firm Forecast applicable at the time of such termination.

     (c) Purchaser to Take Product. Purchaser shall, at its option, be permitted to take delivery upon prior payment to AAI DS (pursuant to Section 9.3(b) above) for any Raw Materials, API, work-in-process (at AAI DS' material costs) or finished Product (at prices then in effect under this Agreement).

     (d) Firm Orders. If this Agreement is terminated by Purchaser pursuant to
Section 9.2(a), at Purchaser's option, Firm Orders not yet started shall be cancelled, or, if requested by Purchaser in writing, AAI DS will complete or cause the completion of the Manufacturing of any work-in-process that is subject to a valid and effective Firm Order on the date on which the termination is effective. Once such work-in-process is completed, the resulting Product shall be shipped in accordance with Purchaser's Firm Orders and paid for by Purchaser in accordance with Section 5.3.

     9.4 SURVIVAL. The Parties agree that the following provisions shall survive the termination of this Agreement; the definitions of Article 1 to the extent such Definitions pertain to terms in surviving provisions, Section 6.4, Article 7, Article 8, Sections 9.2, 9.3, and 9.4, Article 10 and Article 11.

                                   ARTICLE 10
                      CONFIDENTIALITY AND PUBLIC DISCLOSURE

     10.1 CONFIDENTIALITY. Section 8.9(d) of the APA is incorporated herein by reference and shall be binding on the Parties, and as incorporated herein shall continue until the fifth (5th) anniversary of the expiration or earlier termination of this Agreement.

     10.2 PUBLIC DISCLOSURE. Neither Party (nor any of their respective Affiliates) shall issue any press release or make any public announcement with respect to this Agreement and the transactions contemplated hereby without obtaining the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed), except as may be required by Applicable Law upon the advice of counsel and only if the disclosing Party provides the non-disclosing Party with a reasonable opportunity to first review the release or other public announcement, to the extent practicable.

                                   ARTICLE 11
                                  MISCELLANEOUS

     11.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that the Parties may not assign any of their rights, duties or obligations hereunder without the prior written consent of the other Party, which consent may not be unreasonably withheld, conditioned or delayed.

     11.2 NOTICES. Any notice required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized overnight courier, confirmed facsimile transmission, or registered or certified mail service, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the Parties:

     Purchaser:

     Xanodyne Pharmaceuticals, Inc.
     7300 Turfway Road Suite 300
     Florence, KY 41042
     Facsimile: (859) 371-7692
     Attention: Thomas P. Jennings, Esq.

     AAI DS:

     President
     aaiPharma Inc.
     2320 Scientific Park Drive
     Wilmington, NC 28405
     Fax: 910-815-2387

     With a copy sent to:

     aaiPharma Inc.
     2320 Scientific Park Dr.
     Wilmington, NC 28409
     Attn: General Counsel
     Fax: (910) 815-2387

All notices under this Agreement shall be deemed received (i) upon receipt when sent by hand, (ii) two (2) business days after deposit with a recognized overnight courier, (iii) upon confirmation of delivery when sent by facsimile and (iv) five (5) business days after deposit in registered or certified mail service. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

     11.3 WAIVER. No delay on the part of AAI DS or Purchaser in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

     11.4 ENTIRE AGREEMENT. This Agreement, the APA and the Quality Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, understanding and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement.

     11.5 AMENDMENT. This Agreement may be modified or amended only by written agreement of the Parties hereto.

     11.6 COUNTERPARTS. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument. This Agreement may be executed on signature pages exchanged by facsimile, in which event each Party shall promptly deliver to the others such number of original executed copies as the others may reasonably request.

     11.7 GOVERNING LAW; JURISDICTION.

     (a) This Agreement shall be governed and construed in accordance with the laws of the State of New York excluding any choice of law rules which may direct the application of the law of another state.

     (b) Any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such action or proceeding shall be heard and determined only in such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.

     11.8 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to the terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein.

     11.9 NO THIRD PARTY RIGHTS. Except as otherwise expressly set forth herein, no provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.

     11.10 EXHIBITS. The Exhibits referenced in this Agreement are an integral part of this Agreement and are incorporated herein by reference.

     11.11 FORCE MAJEURE. If either Party is prevented from complying, either totally or in part, with any of the terms or provisions set forth herein by reason of force majeure, including, by way of example and not of limitation, fire, flood, explosion, storm, hurricane, strike, lockout or other labor dispute, riot, war, rebellion, accidents, acts of God, or acts of governmental agencies or instrumentalities, in each case to the extent beyond its control despite its commercially reasonable efforts to avoid, minimize, and resolve such cause as promptly as possible, said Party shall (a) provide written notice of same to the other Party, and (b) subject to the obligations set forth above with respect to said Party's efforts to remove the disability, its obligations that are prevented from compliance by such force majeure are suspended, without liability, during such period of force majeure. Said notice shall be provided within five (5) business days of the occurrence of such event and shall identify the requirements of this Agreement or such of its obligations as may be affected. The Party so affected shall give to the other Party a good faith estimate of the continuing effect of the force majeure condition and the duration of the affected Party's nonperformance.

     11.12 NO OTHER RELATIONSHIP. It is expressly agreed that the AAI DS, on the one hand, and the Purchaser, on the other hand, shall be independent contractors and that nothing contained herein shall be deemed to create any joint venture or partnership between the Parties hereto, and, except as is expressly set forth herein, neither Party shall have any right by virtue of this Agreement to bind the other Party in any manner whatsoever.

                            SIGNATURE PAGE TO FOLLOW

                            EXECUTION PAGE TO COMMERCIAL MANUFACTURING AGREEMENT

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                         XANODYNE PHARMACEUTICALS, INC.


                                         By: /s/ S.A. STAMP
                                             -----------------------------------
                                         Printed name: S.A. STAMP
                                         Title: CHIEF FINANCIAL OFFICER


                                         AAI DEVELOPMENT SERVICES, a division of
                                         aaiPharma Inc.


                                         By:
                                             -----------------------------------
                                         Printed name:
                                                       -------------------------
                                         Title:
                                                --------------------------------

                            EXECUTION PAGE TO COMMERCIAL MANUFACTURING AGREEMENT

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                         XANODYNE PHARMACEUTTCALS, INC.


                                         By:
                                             -----------------------------------
                                         Printed name:
                                                       -------------------------
                                         Title:
                                                --------------------------------


                                         AAI DEVELOPMENT SERVICES, a division of
                                         aaiPharma Inc.


                                         By: /s/ Ludo J. Reynders
                                             -----------------------------------
                                         Printed name: Ludo J. Reynders
                                         Title: President/CEO

                                    EXHIBIT A

                                   BATCH SIZES

 Product Name                  Generic Description                   Strength    Package    Batch Size
 ------------                  -------------------                   --------   ---------   ----------
Darvon 65         Propoxyphene Hydrchloride Pulvules                    65mg       100         [**]
Darvon Compound   Propoxyphene Hydrchloride+ASA+ Caffeine Pulvules      65mg       100         [**]
Darvon-N          Propoxyphene Napsylate tabs                          100mg       100         [**]
Darvocet-N 50     Propoxyphene Napsylate+Acetaminophen Tabs             50mg       100         [**]
Azathioprine      Azathioprine Tabs                                     50mg       100         [**]
Methadone         Methadone Injection                                 10mg/ml   20ml vial      [**]

                                    EXHIBIT B

                                INITIAL PRODUCTS

Darvocet-N 50 marketed [**]
Darvon (65mg) marketed [**]
Darvon-N marketed [**]
Darvon Compound-65 marketed [**]
Methadone Hydrochloride Injection ([**]mg/ml) marketed [**]
Azathioprine Tablets (50mg) marketed [**]

                                    EXHIBIT C

                                 SPECIFICATIONS

                                      [**]

                                    EXHIBIT D

                                 PURCHASE PRICES

                                      [**]

WILMINGTON PLANT
Darvon 65 mg Pulvule 100 ct            $[**]
Darvon Compound 65 mg Pulvule 100 ct   $[**]
Darvocet-N 50 mg Tablet 100 ct         $[**]
Darvon-N 100 mg Tablet 100 ct          $[**]
Azathioprine 50 mg Tablet 100 ct       $[**]
CHARLESTON PLANT
Methadone 10 mg/mL 20mL vial           $[**]

                                    EXHIBIT B

                        MANUFACTURING AGREEMENT AMENDMENT

                 AMENDMENT TO COMMERCIAL MANUFACTURING AGREEMENT

     This Amendment to the Commercial Manufacturing Agreement ("Amendment") is made by and between AAIPharma Inc. ("AAI") and Xanodyne Pharmaceuticals, Inc., ("Xanodyne", and together with AAI, the "Parties"), and is effective as of the 25th day of May, 2006 (the "Effective Date").

     WHEREAS, AAI Development Services, a then division of AAI, and Xanodyne entered into a Commercial Manufacturing Agreement dated July 25, 2005 ("Agreement");

     WHEREAS, the AAI Development Services division of AAI has been dissolved, leaving AAI as the successor in interest of AAI Development Services under the Agreement; and

     WHEREAS, Xanodyne and AAI desire to amend the Agreement upon the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, the Parties hereby agree as follows:

     G. All references in the Agreement to "AAI Development Services" are hereby replaced with references to "AAIPharma Inc." and references to "AAI DS" are hereby replaced with references to "AAI."

     H. The last sentence of Section 4.2(a) is hereby deleted in its entirety.

     I. In consideration of the amendment to Section 4.2(a) set forth above, Xanodyne shall pay to AAI $90,000 on or before January 1, 2007 and $90,000 on or before January 1, 2008.

     J. This Amendment contains the entire agreement of the Parties with respect to the subject matter covered in this Amendment.

     K. Except as otherwise expressly modified or amended herein, the terms and conditions of the Agreement remain in full force and effect.

     L. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same document. In addition, this document may be executed by facsimile, and the parties agree that facsimile copies of signatures shall have the same effect as original signatures.

     M. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

                      [Signature Page Immediately Follows]

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the Effective Date.

XANODYNE PHARMACEUTICALS, INC.       AAIPHARMA INC.


By: /s/ William A. Nuerge            By: /s/ Vito Mangiardi
    ------------------------------       ---------------------------------------
Name: William A. Nuerge              Name: Vito Mangiardi
Title: CEO                           Title: President, North American Operations
Dated: 5/18/06                       Dated: 5/25/06


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